UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2006
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51665 (Commission File Number)	20-0161599 (IRS Employer Identification No.)

12750 High Bluff Drive, Suite 310, San Diego, California (Address of Principal Executive Offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 509-3670

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
     On February 1, 2006, Somaxon Pharmaceuticals, Inc. (“Somaxon”) entered into a Manufacturing Services Agreement (the “Agreement”) with Patheon Pharmaceuticals Inc. (“Patheon”). Under the terms of the non-exclusive Agreement, Patheon has agreed to manufacture commercial quantities of Somaxon’s SILENOR™ 1 mg, 3 mg and 6 mg tablets product candidate, which is an oral formulation of doxepin currently under development. Somaxon has completed two placebo-controlled Phase II clinical trials and is currently enrolling patients in Phase III clinical trials to evaluate SILENOR™ for the treatment of insomnia. If the trials are successful, Somaxon plans to file a new drug application seeking U.S. marketing approval for this product candidate.
     Although Somaxon is not required to purchase any minimum quantity of SILENOR™ under the Agreement, Somaxon has agreed to purchase from Patheon not less than specified percentages of Somaxon’s total annual commercial requirements from all suppliers of SILENOR™ , which vary depending upon annual volume. The Agreement provides for an initial five-year term beginning upon commencement of the manufacturing services (the “Commencement Date”), and thereafter automatically continues for successive twelve-month terms unless terminated by written notice at least eighteen months prior to the end of the then-current term. Either party may terminate the Agreement upon written notice if the other party has failed to remedy a material breach of any of its representations, warranties or other obligations under the Agreement within 60 days following receipt of written notice of such breach. In addition, either party may immediately terminate the Agreement upon written notice if (1) the other party is declared insolvent or bankrupt by a court of competent jurisdiction, (2) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other party or (3) the Agreement is assigned by such other party for the benefit of creditors. Somaxon may terminate the Agreement upon 30 days’ prior written notice in the event that any governmental agency takes any action, or raises any objection, that prevents Somaxon from importing, exporting, purchasing or selling the product candidate. In addition, Somaxon may terminate the Agreement upon twelve months’ prior written notice in connection with Somaxon’s partnering, collaboration, licensing, sublicensing, co-promotion, sale or divestiture of rights to the product candidate, provided that no such termination shall be effective before the third anniversary of the Commencement Date.
     The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which Somaxon intends to file with its quarterly report on Form 10-Q for the period ending March 31, 2006, requesting confidential treatment of certain portions.
Forward-Looking Statements
     Somaxon cautions you that statements included in this current report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation: the progress and timing of Somaxon’s clinical trials; difficulties or delays in development, testing, obtaining regulatory approval, producing and marketing SILENOR™; risks related to the Agreement, including relying on a contract manufacturer to perform important manufacturing, regulatory and other activities; and other risks detailed in Somaxon’s prior public filings with the Securities and Exchange Commission.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: February 6, 2006	By:	/s/ Kenneth M. Cohen
		Name:	Kenneth M. Cohen
		Title:	President and Chief Executive Officer